UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2007

CKRUSH, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

0-25563	65-0648808
(Commission File Number)	(IRS Employer Identification No.)

336 West 37th Street, Suite 410 New York, New York	10018 (Zip Code)
(Address of principal executive offices)

(212) 564-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On June 28, 2007, Roy Roberts voluntarily resigned as our chief executive officer and as a member of our Board of Directors. Since assuming the CEO role in February 2006, Mr. Roberts has successfully led us through a substantial effort to improve our governance, reporting and securities law compliance policies and procedures, along with many other valuable contributions.

We entered into a Termination and Separation Agreement with Mr. Roberts that, among other things terminated his existing employment agreement dated February 17, 2006. We agreed to pay back salary owed to Mr. Roberts of $345,000 through the issuance of shares of our common stock, and agreed to retain him as a consultant through February 17, 2009 for annual compensation of $63,209.

Our Board of Directors appointed our President, Jeremy Dallow, to the additional office of Chief Executive Officer, which was effective upon Mr. Roberts resignation on June 28, 2007.

Our agreement with Mr. Roberts is attached as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
10.1	Separation and Settlement Agreement dated June 28, 2007 by and between Roy Roberts and Ckrush, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 5, 2007	CKRUSH, INC. (Registrant)
	By:	/s/ Jeremy Dallow
Jeremy Dallow, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description	Page
10.1	Separation and Settlement Agreement dated June 28, 2007 by and between Roy Roberts and Ckrush, Inc.